Exhibit 99.1
News Release

Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MagneGas Appoints Ermanno Santilli Chief Executive Officer

TAMPA, Fla., 5/14/12, -- MagneGas Corporation ("MagneGas" or the "Company") (OTCBB: MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today the appointment of Mr. Ermanno Santilli as Chief Executive Officer, effective June 15, 2012. Current CEO, Dr. Ruggero Santilli, the scientist who developed the technology and founder of MagneGas, will continue in an active role as Chief Scientist and Chairman of the Board.

Mr. Santilli spent over 15 years with Fortune 500 brands such as Club Car, Bobcat, Thermo King, and Trane at Ingersoll Rand Company. He successfully led global and international businesses with a value of over $200 million in sales with diverse teams of sales, marketing, engineering, sourcing, finance and distribution. After graduating with a Bachelors of Science Degree from Boston College Carroll School of Management, Mr. Santilli obtained a Masters of Business Administration from the Indiana University Kelley School of Management. More recently, Mr. Santilli founded MagneGas Europe where he became an expert in the MagneGas business model and applications.

Scott Wainwright, President of MagneGas commented, "Mr. Santilli comes highly qualified for the CEO role at MagneGas with relevant industrial product experience and a deep knowledge of the MagneGas technology and applications. We are confident this is the ideal combination of a Fortune 500 bred senior management team coupled with the continued and active support of Dr. Ruggero Santilli, the founder and motivating force behind the MagneGas technology."

Mr. Santilli commented, “Leading MagneGas Corporation and its talented new management team is a tremendous honor and opportunity. I continue to be amazed by our customers’ appreciation for our product as the ‘No Compromise Alternative’ to legacy metal cutting fuels.”

Mr. Santilli concluded, "The value proposition of our technology is that we produce a highly productive and cost effective metal working gas which just happens to be ‘Green’ as well, this is totally unique in the industrial gas industry. I am confident that over the coming months we will witness a continued rapid market penetration while continuing to add blue chip companies to our list of satisfied MagneGas customers.”

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

Become a MagneGas fan and follow the Company on Facebook -- visit www.facebook.com/MagneGas.

The MagneGas iPhone App is now available for free at the Apple App store on the iPhone or at http://bit.ly/AfLYww.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (OTC BB: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.magnegas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.